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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-149827 and 333-137318) on Form S-8 of our report dated March 15, 2012, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Lpath, Inc. for the year ended December 31, 2011.

/s/ Moss Adams LLP
San Diego, California
March 16, 2012

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  Exhibit 23.1